EXHIBIT 11.1


                        THE CHARLES SCHWAB CORPORATION

             Computation of Earnings per Common Equivalent Share
                   (In thousands, except per share amounts)


                                                                 Year Ended December 31,

                                                         1994             1993             1992
                                                         ----             ----             ----
Income before extraordinary charge                     $135,343         $124,368         $81,228
Extraordinary charge - early retirement of debt                            6,700
------------------------------------------------------------------------------------------------
Net Income                                             $135,343         $117,668         $81,228
================================================================================================

Shares*
    Weighted average number of common
        shares outstanding                               84,977           86,337          86,054
    Common stock equivalent shares
        related to option plans                           2,626            2,838           1,798
------------------------------------------------------------------------------------------------
    Weighted average number of common and
        common equivalent shares outstanding             87,603           89,175          87,852
================================================================================================

Earnings per Common Equivalent Share*
  Income before extraordinary charge                      $1.54            $1.39            $.92
  Extraordinary charge - early retirement of debt                            .07
------------------------------------------------------------------------------------------------
  Earnings per common equivalent share                    $1.54            $1.32            $.92
================================================================================================


* Reflects the 1995 three-for-two common stock split.